UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 29, 2019

HILL INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, 17th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 309-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	HIL	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On May 29, 2019, Hill International, Inc. (the “Company”) dismissed EisnerAmper LLP (“EisnerAmper”) as its independent registered public accounting firm. The decision to change independent registered public accounting firms was approved by the Audit Committee of the Company’s Board of Directors. Such dismissal will become effective immediately.

Also on May 29, 2019, the Audit Committee of the Board of Directors of the Company selected Grant Thornton LLP ("Grant Thornton") to be appointed to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2019. During the two fiscal years ended December 31, 2018, and the subsequent interim period through March 31, 2019, the Company did not consult with Grant Thornton regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The audit reports of EisnerAmper on the consolidated financial statements of Hill International, Inc. as of and for the years ended December 31, 2018 and 2017, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of EisnerAmper LLP on the effectiveness of internal control over financial reporting for the Company included an adverse opinion due to identified material weaknesses as of December 31, 2018 and a disclaimer of opinion due to a scope limitation as of December 31, 2017.

During the two fiscal years ended December 31, 2018, and the subsequent interim period through March 31, 2019, there were no: (1) disagreements with EisnerAmper on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), other than the material weaknesses and certain deficiencies in the Company’s internal control over financial reporting (the “Material Weaknesses”) that were previously reported in Item 9A in the Company’s Form 10-K for the year ended December 31, 2018, filed on April 1, 2019, and the Company’s Form 10-K for the year ended December 31, 2017, filed on August 31, 2018, respectively, each of which disclosure is incorporated by reference herein.

The Audit Committee of the Company’s Board of Directors discussed the Material Weaknesses with EisnerAmper. The Company has authorized EisnerAmper to respond fully to the inquiries from Grant Thornton concerning the Material Weaknesses. There are no limitations placed on EisnerAmper or Grant Thornton concerning the inquiry of any matter related to the Company’s financial reporting.

The Company provided EisnerAmper with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that EisnerAmper furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements in this Item 4.01 and if not, stating the respects in which it does not agree. A copy of EisnerAmper’s letter, dated May 29, 2019, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
16.1	Letter of EisnerAmper LLP, dated May 29, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ Todd Weintraub
	Name:	Todd Weintraub
Dated: May 29, 2019	Title:	Senior Vice President and Chief Financial Officer